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                                                                     EXHIBIT 3.1


                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                      INTEGRATED INFORMATION SYSTEMS, INC.


                  The Certificate of Incorporation of this corporation was originally filed with the Delaware Secretary of State on November 15, 1999. An Amended and Restated Certificate of Incorporation was filed with the Delaware Secretary of State of the State on both January 6, 2000, and January 7, 2000. This Amended and Restated Certificate of Incorporation amends and restates the Certificate of Incorporation, as previously amended and restated. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with
Section 242 and Section 245 of the General Corporation Law of the State of Delaware.

                                  ARTICLE ONE

                  The name of the corporation is Integrated Information Systems, Inc.

                                  ARTICLE TWO

                  The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address if The Corporation Trust Company.

                                 ARTICLE THREE

                  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR

                  A. The Corporation is authorized to issue two classes of shares of stock to be designated, respectively, "Common Stock" and "Convertible Preferred Stock"; the total number of shares of Common Stock that the Corporation shall have authority to issue is 100,000,000 and each of such shares shall have a par value of $.001; and the total number of shares of Convertible Preferred Stock that the Corporation shall have the authority to issue is 9,538,170 and each of such shares shall have a par value of $.001.

                  B. Shares of Convertible Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors of the Corporation, each of said series to be distinctly designated. The voting powers, preferences and relative, participating, optional, and other special rights, and the qualifications, limitations, or restrictions thereof, if any, of each such series may differ from those of any and all other series of Convertible Preferred Stock at any time outstanding, and the Board of Directors is hereby expressly granted authority to fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences, and relative, participating, optional, and other special rights, and the qualifications,
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limitations, and restrictions thereof, of each such series to the fullest extent permitted by law.

         The first series of Convertible Preferred Stock shall be designated as "Series A Preferred Stock" and shall consist of 1,666,666 shares. The second series of Convertible Preferred Stock shall be designated as "Series B Preferred Stock" and shall consist of 751,879 shares. The third series of Convertible Preferred Stock shall be designated as "Series C Preferred Stock" and shall consist of 2,119,625 shares. The powers, preferences, and relative participating, optional and other special rights of the Series A Preferred Stock, the Series B Preferred Stock, and Series C Preferred Stock, and the qualifications, limitations or restrictions of such preferences and rights of each such series, are set forth below in this subsection B of Article Four.

         1.       Dividends.

                  1A. General Obligation. When and as declared by the Corporation's Board of Directors and to the extent permitted under the General Corporation Law of Delaware, the Corporation shall pay preferential dividends in cash to the holders of the Series A Preferred Stock (the "Series A Preferred Stock"), the Series B Preferred Stock (the "Series B Preferred Stock") and the Series C Preferred Stock (the "Series C Preferred Stock" and together with the Series A and the Series B Preferred Stock, the "Preferred Stock") as provided in this Section 1. Except as otherwise provided herein, dividends on each share of the Preferred Stock (a "Share") shall accrue on a daily basis at the rate of 10% per annum on the Liquidation Value thereof from and including the date of issuance of such Share to and including the first to occur of (i) the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Share by the Corporation, (ii) the date on which such Share is converted into shares of Conversion Stock hereunder or (iii) the date on which such share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Junior Securities. The date on which the Corporation initially issues any Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

                  1B. Dividend Payment Reference Dates. All dividends which have accrued on each Share shall be accumulated and shall remain accumulated dividends with respect to such Share until paid to the holder thereof.

                  1C. Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Preferred Stock, such payment shall be distributed pro rata


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among the holders thereof based upon the aggregate accrued but unpaid dividends on the Preferred Shares held by each such holder.

         2.       Liquidation.

         Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Preferred Stock shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Shares held by such holder (plus all accrued and unpaid dividends thereon), and the holders of Preferred Stock shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation the Corporation's assets to be distributed among the holders of the Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 2, then the entire assets available to be distributed to the Corporation's stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Preferred Stock held by each such holder. Prior to the liquidation, dissolution or winding up of the Corporation, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Preferred Stock, but only to the extent of funds of the Corporation legally available for the payment of dividends. Not less than 60 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Preferred Stock, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share and each share of Common Stock in connection with such liquidation, dissolution or winding up.

         3.       Priority of Preferred Stock on Dividends and Redemptions.

         So long as any Preferred Stock remains outstanding, without the prior written consent of the holders of a majority of the outstanding shares of Preferred Stock, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any capital stock or other equity securities (including, without limitation, warrants, options and other rights to acquire such capital stock or other equity securities) other than the Preferred Stock or directly or indirectly redeem, purchase or make any payments with respect to any stock appreciation rights, phantom stock plans or similar rights or plans, except for repurchases of Common Stock from employees of the Company and its Subsidiaries upon termination of employment pursuant to arrangements approved by the Company's board of directors for an aggregate purchase price of no more than $50,000 in any twelve month period so long as no Event of Noncompliance is in existence immediately prior to or is otherwise caused by any such repurchase.

         4.       Redemptions.

4A. Demand Redemptions. In the event that a Public Offering has not occurred prior to the fifth anniversary of the first issuance of Series C Preferred Stock, then at any time thereafter, but subject to the further provisions of this Section 4, each holder of Preferred Stock shall be entitled to require the Corporation to redeem (a "Demand


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Redemption") all or any portion of such holder's Preferred Stock at a price per
Share (the "Redemption Price") equal to the greater of (i) the Liquidation Value thereof plus all accrued and unpaid dividends thereon and (ii) the Market Price thereof by delivery of written notice to the Corporation (a "Demand Redemption Notice"). Within five business days following receipt of a Demand Redemption Notice, the Corporation shall deliver written notice to all other holders of Preferred Stock, and all such other holders shall be entitled to participate in such Demand Redemption by delivery of written notice to the Corporation within twenty business days following delivery of such notice by the Corporation. Notwithstanding the foregoing, during any twelve-month period, the Corporation shall not be obligated to redeem a number of Shares of Preferred Stock pursuant to a Demand Redemption which exceeds an amount equal to one-third of the total number of Shares of Preferred Stock which have been issued by the Corporation. If the number of Shares of Preferred Stock requested to be redeemed in a Demand Redemption exceeds the number of Shares which the Corporation is obligated to redeem by operation of the preceding sentence, the Corporation shall be entitled, by delivery of written notice to each holder electing to participate in such Demand Redemption, to apportion the number of Shares of Preferred Stock to be redeemed among the holders thereof pro rata based upon the number of Shares requested by such holders to be so included; provided that any holder who holds any combination of Series A, Series B and Series C Preferred Stock shall thereupon be entitled to designate which Shares of Preferred Stock are to be so redeemed. Each Demand Redemption shall be consummated within ninety (90) business days following final determination of the Redemption Price for each Share.

                  4B. Legally Available Funds. In the event that, at the time of any redemption of Preferred Stock, the funds of the Corporation legally available for redemption of Shares are insufficient to redeem the total number of shares to be redeemed, those funds which are legally available shall be used to redeem the Shares pro rata among the holders thereof based upon the Redemption Price of all Shares requested to be redeemed by each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Shares, such funds shall immediately be used to redeem the balance of the Shares which the Corporation has become obligated to redeem but which it has not redeemed. Notwithstanding the foregoing, each holder shall be entitled, by delivery of written notice to the Corporation within ten
(10) days after receipt of a notice from the Corporation indicating that it cannot redeem all of the Shares subject to such redemption, to rescind any Demand Redemption in respect of all or any portion of such holder's Preferred Stock as to which the Corporation does not then have funds legally available for redemption (without affecting the determination of such holder's pro rata share for purposes of such holder's participation in the Demand Redemption to the extent of such legally available funds).

                  4C. Dividends in Connection with Redemption. Prior to any redemption of Preferred Stock, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Shares which are to be redeemed, but only to the extent of funds of the Corporation legally available for the payment of dividends, provided, however that in the event that the Redemption Price is based upon the Market Price, no dividends shall be declared (and all rights to such dividends shall be deemed to have been forgiven by such holder of Preferred Stock) if the Market Price is greater than the product of
(a) the


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Liquidation Value, times (b) two (the "Threshold Amount"), and in the event that the Market Price is less than the Threshold Amount, dividends shall be declared and payable but only to the extent that such dividends together with the Market Price shall be equal to or less than the Threshold Amount (with the balance of accrued dividends, if any, not being declared and being deemed to be forgiven by such holder of Preferred Stock). No Share shall be entitled to any dividends accruing after the date on which the Redemption Price of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder of such Share. On such date, all rights of the holder of such Share shall cease, and such Share shall no longer be deemed to be issued and outstanding.

                  4D. Redeemed or Otherwise Acquired Shares. Any Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares and shall not be reissued, sold or transferred.

                  4E. Special Redemptions.

                      i. If a Change in Ownership (other than a Fundamental Change) has occurred or the Corporation obtains knowledge that a Change in Ownership is proposed to occur, the Corporation shall give prompt written notice of such Change in Ownership describing in reasonable detail the material terms and date of consummation thereof to each holder of Preferred Stock, including the Corporation's determination as to whether the underlying transaction is or will be a Qualified Disposition and the basis for such determination, and the Corporation shall give each holder of Preferred Stock prompt written notice of any material change in the terms or timing of such transaction. In such event, the holder or holders of a majority of the Preferred Stock then outstanding may require the Corporation to redeem all or any portion of the Preferred Stock owned by such holder or holders at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the Corporation of such election prior to the later of (a) 21 days after receipt of the Corporation's notice and (b) five days prior to the consummation of the Change in Ownership (the "Expiration Date"). The Corporation shall give prompt written notice of any such election to all other holders of Preferred Stock within five days after the receipt thereof, and each such holder shall have until the later of (a) the Expiration Date or
         (b) ten days after receipt of such second notice to request redemption hereunder (by giving written notice to the Corporation) of all or any portion of the Preferred Stock owned by such holder.

                      Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Shares specified therein on the later of (a) the occurrence of the Change in Ownership or (b) five days after the Corporation's receipt of such election(s). If any proposed Change in Ownership does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, any holder of Preferred Stock may rescind such holder's request for redemption by giving written notice of such rescission to the Corporation prior to the actual date of such redemption.


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                      The term "Change in Ownership" means any sale, transfer or issuance or series of sales, transfers and/or issuances of Common Stock by the Corporation or any holders thereof (other than a Fundamental Change) which results in any Person or group of Persons (as the term "group" is used under the Securities Exchange Act of 1934), other than any holder of 10% or more of the holders of Common Stock as of the date of the Series C Agreement, owning more than 50% of the Common Stock outstanding on a fully-diluted basis after giving effect to such sale, transfer or issuance or series of sales, transfers and/or issuances.

                      ii. If a Fundamental Change is proposed to occur, the Corporation shall give written notice of such Fundamental Change describing in reasonable detail the material terms and date of consummation thereof to each holder of Preferred Stock, including the Corporation's determination as to whether the underlying transaction is or will be a Qualified Disposition and the basis for such determination, not more than 45 days nor less than 20 days prior to the consummation of such Fundamental Change, and the Corporation shall give each holder of Preferred Stock prompt written notice of any material change in the terms or timing of such transaction. The holder or holders of a majority of the Preferred Stock then outstanding may require the Corporation to redeem all or any portion of the Preferred Stock owned by such holder or holders at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon), by giving written notice to the Corporation of such election prior to the later of (a) ten days prior to the consummation of the Fundamental Change or (b) ten days after receipt of notice from the Corporation. The Corporation shall give prompt written notice of such election to all other holders of Preferred Stock (but in any event within five days prior to the consummation of the Fundamental Change), and each such holder shall have until two days after the receipt of such notice to request redemption (by written notice given to the Corporation) of all or any portion of the Preferred Stock owned by such holder.

                      Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Shares specified therein upon the consummation of such Fundamental Change. If any proposed Fundamental Change does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, any holder of Preferred Stock may rescind such holder's request for redemption by delivering written notice thereof to the Corporation prior to the consummation of the transaction.

                      The term "Fundamental Change" means (a) any sale or transfer of more than 50% of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Corporation's Board of Directors) in any transaction or series of transactions (other than sales in the ordinary course of business) and (b) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the


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         surviving corporation, the terms of the Preferred Stock are not changed and the Preferred Stock is not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of the Corporation's outstanding capital stock immediately prior to the merger shall continue to own the Corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors.

         5.       Voting.

         The holders of the Preferred Stock shall be entitled to notice of all stockholders meetings in accordance with the Corporation's bylaws, and, except as otherwise required by applicable law, the holders of the Preferred Stock shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the Common Stock voting together as a single class with each share of Common Stock entitled to one vote per share and each Share of Preferred Stock entitled to one vote for each share of Common Stock issuable upon conversion of the Preferred Stock as of the record date for such vote or, if no record date is specified, as of the date of such vote.

         6.       Conversion.

                  6A. Conversion Procedure.

                      i. At any time and from time to time, any holder of Preferred Stock may convert all or any portion of the Preferred Stock (including any fraction of a Share) held by such holder into a number of shares of Conversion Stock computed by multiplying the number of Shares of Series A, Series B or Series C Preferred Stock to be converted, as the case may be, by the Liquidation Value for such Shares and dividing the result by the Conversion Price for such Series of Preferred Stock then in effect.

                      ii. Except as otherwise provided herein, each conversion of Preferred Stock shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Preferred Stock to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the Shares converted as a holder of such shares of Preferred Stock shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

                      iii. The conversion rights of any Share subject to redemption hereunder shall terminate on the Redemption Date for such Share unless the Corporation has failed to pay to the holder thereof the full consideration therefor required hereunder.

                      iv. Notwithstanding any other provision hereof, (a) if a conversion of Preferred Stock is to be made in connection with a Public Offering, a


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         Change in Ownership, a Fundamental Change or other transaction affecting the Corporation, the conversion of any Shares of Preferred Stock may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated and (b) if a conversion of Preferred Stock is requested in connection with or following a Qualified Disposition or is required in connection with a Qualified Public Offering, all accrued and unpaid dividends on the Shares of Preferred Stock so converted shall be canceled immediately prior to such conversion, and the holder(s) of such Shares shall not receive, nor shall they be entitled to, any payment in respect of such dividends.

                      v. As soon as possible after a conversion has been effected (but in any event within five business days in the case of Section 6A(v)(a) below), the Corporation shall deliver to the converting holder:

                         (a) a certificate or certificates representing the
                  number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

                         (b) except as otherwise provided herein, payment in an
                  amount equal to all accrued dividends with respect to each Share converted which have not been paid prior thereto, plus the amount payable under Section 6A(x) below with respect to such conversion; and

                         (c) a certificate representing any Shares of Preferred
                  Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

                      vi. Except as otherwise provided herein, the Corporation shall declare the payment of all dividends payable under Section 6A(v)(b) above. If the Corporation is not permitted under applicable law to pay any portion of the accrued and unpaid dividends on the Preferred Stock being converted, the Corporation shall pay such dividends to the converting holder as soon thereafter as funds of the Corporation are legally available for such payment. At the request of any such converting holder, the Corporation shall provide such holder with written evidence of its obligation to such holder. If for any reason the Corporation is unable to pay any portion of the accrued and unpaid dividends on Preferred Stock being converted, such dividends may, at the converting holder's option, be converted into an additional number of shares of Conversion Stock determined by dividing the amount of the unpaid dividends to be applied for such purpose, by the Conversion Price then in effect.

                      vii. The issuance of certificates for shares of Conversion Stock upon conversion of Preferred Stock shall be made without charge to the holders of such Preferred Stock for any issuance tax in respect thereof or other cost incurred


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         by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each Share of Preferred Stock, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

                      viii. The Corporation shall not close its books against the transfer of Preferred Stock or of Conversion Stock issued or issuable upon conversion of Preferred Stock in any manner which interferes with the timely conversion of the Preferred Stock. The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

                      ix. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Preferred Stock, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Preferred Stock. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Preferred Stock.

                      x. If any fractional interest in a share of Conversion Stock would, except for the provisions of this subsection, be delivered upon any conversion of the Preferred Stock, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

                      xi. If the shares of Conversion Stock issuable by reason of conversion of Preferred Stock are convertible into or exchangeable for any other stock or securities of the Corporation, the Corporation shall, at the converting holder's option, upon surrender of the Shares to be converted by such holder as provided herein together with any notice, statement or payment required to effect such conversion or exchange of Conversion Stock, deliver to such holder or as otherwise specified by such holder a certificate or certificates representing the stock or securities into which the shares of Conversion Stock issuable by reason of such


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         conversion are so convertible or exchangeable, registered in such name or names and in such denomination or denominations as such holder has specified.

                  6B. Conversion Price.

                      i. The initial Conversion Price for the Series A Preferred Stock shall be $1.80 per share (the "Series A Conversion Price"). The initial Conversion Price for the Series B Preferred Stock shall be $2.66 per share (the "Series B Conversion Price"). The initial Conversion Price for the Series C Preferred Stock shall be $9.53 per share (the "Series C Conversion Price"). In order to prevent dilution of the conversion rights granted under this Section 6, the Conversion Price shall be subject to adjustment from time to time pursuant to this
         Section 6B.

                      ii. If and whenever on or after the original date of issuance of the Preferred Stock the Corporation issues or sells, or in accordance with Section 6C is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Conversion Price for either of the Series A, the Series B or the Series C Preferred Stock in effect immediately prior to the time of such issue or sale, then immediately upon such issuance or sale or deemed issuance or sale, such Conversion Price(s) shall be reduced to the Conversion Price for such Series determined by dividing (a) the sum of (1) the product derived by multiplying such Conversion Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received by the Corporation upon such issue or sale, by (b) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

                  6C. Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price for any Series of Preferred Stock under Section 6B, the following shall be applicable:

                      i. Issuance of Rights or Options. If the Corporation in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this Section, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum


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         aggregate amount of additional consideration, if any, payable to the
         Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                      ii. Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this
         Section 6, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                      iii. Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of Section 6C, if the terms of any Option or Convertible Security which was outstanding as of the date of issuance of the Preferred Stock are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the Conversion Price hereunder to be increased.

                      iv. Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued. For purposes of Section 6C, the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of the Preferred Stock shall not cause the Conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of the Preferred Stock.

                      v. Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor. If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation (with those directors designated by the holders of Preferred Stock being required to recuse themselves from all discussions and votes related thereto) and the holders of a majority of the outstanding Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation (with those directors designated by the holders of Preferred Stock being required to recuse themselves from all discussions and votes related thereto) and the holders of a majority of the outstanding Preferred Stock. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

                      vi. Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.0l.

                      vii. Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

                      viii. Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                      ix. Certain Issuances. Notwithstanding the foregoing, there shall be no adjustment to the Conversion Price hereunder with respect to (a) the issuance of Common Stock to the Company's employees, directors or consultants pursuant to options which have been granted or are granted in the future in an aggregate amount not to exceed 30% of the Common Stock on a fully-diluted basis (as such number of shares is equitably adjusted for subsequent stock splits, stock combinations, stock dividends and recapitalizations), (b) warrants issued to underwriters in connection with a public offering registered under the Securities Act as approved by the holders of a majority of the Underlying Common Stock (c) the warrant issued by the Company to Imperial Bank for 100,000 shares of Common Stock in consideration for providing the Company with certain credit facilities, or any shares of Common Stock issued upon exercise thereof, (d) the warrant issued to Herzog Heine Geduld for 17,000 shares of Common Stock in connection with the Corporation's private placement of Common Stock, or any shares of Common Stock issued upon exercise thereof, or (e) shares of Common Stock issuable upon conversion of the Series A, Series B and Series C Preferred Stock in accordance with their respective terms.

                  6D. Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                  6E. Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Preferred Stock then outstanding) to insure that each of the holders of Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Preferred Stock immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Preferred Stock then outstanding) to insure that the provisions of this Section 6 and Section 7 hereof shall thereafter be applicable to the Preferred Stock (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of Preferred Stock, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of a majority of the Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions.

                  6F. Certain Events. If any event occurs of the type contemplated by the provisions of this Section 6 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Preferred Stock; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section 6 or decrease the number of shares of Conversion Stock issuable upon conversion of each Share of Preferred Stock.

                  6G. Notices.

                      i. Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

                      ii. The Corporation shall give written notice to all holders of Preferred Stock at least 20 days prior to the date on which the Corporation closes its books or takes a record (a)with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

                      iii. The Corporation shall also give written notice to the holders of Preferred Stock at least 20 days prior to the date on which any Organic Change shall take place.

                  6H. Mandatory Conversion.

                      i. The Corporation may at any time require the conversion of all (but not less than all) of the outstanding Preferred Stock if the Corporation is at such time effecting a firm commitment underwritten Public Offering of shares of its Common Stock in which (i) the aggregate price paid by the public for the shares shall be at least $15,000,000, and (ii) the price per share paid by the public for such shares shall be at least the Series C Conversion Price in effect immediately prior to the closing of the sale of such shares pursuant to the Public Offering (a "Qualified Public Offering"). Any such mandatory conversion shall only be effected at the time of and subject to the closing of the sale of such shares pursuant to such Public Offering and upon written notice of such mandatory conversion delivered to all holders of Preferred Stock at least seven days prior to such closing.

                      ii. The holders of a majority of Preferred Stock may at any time require the conversion of all (but not less than all) of the outstanding Preferred Stock. Any such mandatory conversion shall be effected upon written notice of such mandatory conversion delivered by such holders to the Company (upon receipt of which the Company shall immediately provide written notice thereof to all other holders of Preferred Stock).

         7.       Events of Noncompliance.

                  7A. Definition. An Event of Noncompliance shall have occurred if:

                      i. the Corporation fails to pay on any date on which such payment is required pursuant to the terms hereof the full amount of dividends then accrued on the Preferred Stock, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

                      ii. the Corporation fails to make any redemption payment with respect to the Preferred Stock which it is required to make hereunder, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

                      iii. the Corporation breaches or otherwise fails to comply with its obligations under Sections 3A(ii) through and including 3A(vii) of the Purchase Agreement and such breach or failure continues for fifteen (15) days after written notice thereof to the Corporation or is incapable of being cured;

                      iv. the Corporation breaches or otherwise fails to perform or observe any other material covenant or agreement set forth herein or in the Purchase Agreement other than the Corporation's obligations under Sections 3A(ii) through and including 3A(vii) thereof and such failure is not cured within 30 days following written notice by holders of a majority of the Preferred Stock or is incapable of being cured;

                      v. any representation or warranty contained in the Purchase Agreement or required to be furnished to any holder of Preferred Stock pursuant to the Purchase Agreement is false or misleading in any material respect on the date made or furnished;

                      vi. the Corporation or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any Subsidiary bankrupt or insolvent; or any order for relief with respect to the Corporation or any Subsidiary is entered under the Federal Bankruptcy Code; or the Corporation or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any Subsidiary or of any substantial part of the assets of the Corporation or any Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Corporation or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any Subsidiary and either (a) the Corporation or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within 90 days;

                      vii. a judgment in excess of $1,000,000 is rendered against the Corporation or any Subsidiary and, within 90 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 90 days after the expiration of any such stay, such judgment is not discharged; or

                      viii. the Corporation or any Subsidiary defaults in the performance of any obligation or agreement if the effect of such default is to cause an amount exceeding $1,000,000 to become due prior to its stated maturity or to permit the holder or holders of any obligation to cause an amount exceeding $1,000,000 to become due prior to its stated maturity.

                  7B. Consequences of Events of Noncompliance.

                      i. If any Event of Noncompliance has occurred and continues to exist for 30 days, the holder or holders of a majority of the Preferred Stock then outstanding may demand (by written notice delivered to the Corporation) immediate redemption of all or any portion of the Preferred Stock owned by such holder or holders at a price per Share equal to the Redemption Price thereof. The Corporation shall give prompt written notice of such election to the other holders of Preferred Stock (but in any event within five days after receipt of the initial demand for redemption), and each such other holder may demand immediate redemption of all or any portion of such holder's Preferred Stock by giving written notice thereof to the Corporation within seven days after receipt of the Corporation's notice. The Corporation shall redeem all Preferred Stock as to which rights under this Section 7B(i) have been exercised within 15 days after receipt of the initial demand for redemption.

                      ii. If an Event of Noncompliance of the type described in
         Section 7A(vi) has occurred, all of the Preferred Stock then outstanding shall be subject to immediate redemption by the Corporation (without any action on the part of the holders of the Preferred Stock) at a price per Share equal to the Redemption Price thereof. The Corporation shall immediately redeem all Preferred Stock upon the occurrence of such Event of Noncompliance.

                      iii. If any Event of Noncompliance exists, each holder of Preferred Stock shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

         8.       Registration of Transfer.

         The Corporation shall keep at its principal office a register for the registration of Preferred Stock. Upon the surrender of any certificate representing Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Preferred Stock represented by the surrendered certificate.

         9.       Replacement.

         Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

         10.      Definitions.

                  10A. Definitions.

         "Change in Ownership" has the meaning set forth in Section 4E hereof.

         "Common Stock" means, collectively, the Corporation's Common Stock and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

         "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 6C(i) and 6C(ii) hereof whether or not the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock issuable upon conversion of the Preferred Stock.

         "Conversion Stock" means shares of Common Stock; provided that if there is a change such that the securities issuable upon conversion of the Preferred Stock are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term "Conversion Stock" shall mean one share of the security issuable upon conversion of the Preferred Stock if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

         "Convertible Securities" means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.

         "Conversion Price" means the conversion price applicable to any particular share of Preferred Stock.

         "Junior Securities" means any capital stock or other equity securities of the Corporation, except for the Preferred Stock.

         "Liquidation Value" means (i) as to any share of Series A Preferred Stock as of any particular date $1.80 per share, (ii) as to any share of Series B Preferred Stock as of any particular date $2.66 per share, or (iii) as to any share of Series C Preferred Stock as of any particular date $9.53 per share, all as proportionately adjusted to reflect any stock split, stock dividend, recapitalization or similar event.

         "Market Price" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 p.m., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 2l days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Corporation (with all directors designated by holders of Preferred Stock being required to recuse themselves from any discussions and votes related thereto) and the holders of a majority of the Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation (with all directors designated by holders of Preferred Stock being required to recuse themselves from any discussions and votes related thereto) and the holders of a majority of the Preferred Stock. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

         "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

         "Person" means an individual, a partnership, a corporation, a limited liability company, a limited liability, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         "Public Offering" means any offering by the Corporation of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

         "Purchase Agreement" means either or both of (i) the Preferred Stock Purchase Agreement, dated as of April 12, 1999, as amended, by and among the Corporation and holders of Series A and Series B Preferred Stock, as such agreement may from time to time be amended in accordance with its terms (the "Series A/B Agreement") or (ii) the Series C Preferred Stock Purchase Agreement, dated as of January 13, 2000, by and among the Corporation and holders of Series C Preferred Stock, as such agreement may from time to time be amended in accordance with its terms (the "Series C Agreement").

         "Qualified Disposition" means any transaction or group of related transactions which result in a Fundamental Change if, as a result of such transaction(s) and assuming the holders of Preferred Stock convert in connection therewith, the holders of Series A Preferred, Series B Preferred, and Series C Preferred each receive proceeds in excess of 200% of the Liquidation Value therefor in effect immediately prior to the closing of such transaction(s).

         "Registration Agreement" means the Registration Agreement as defined in the Purchase Agreement.

         "Redemption Date" as to any Share means the date specified in the notice of any redemption at the holder's option or the applicable date specified herein in the case of any other redemption; provided that no such date shall be a Redemption Date unless the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon and any required premium with respect thereto) is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

         "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership, membership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control a managing member, general partner or similar controlling party of such limited liability company, partnership, association or other business entity.

                  10B. Other Definitions.

Change in Ownership.......................    6         Series A Conversion Price....................    9
Demand Redemption.........................    4         Series A Preferred Stock.....................    1
Demand Redemption Notice..................    4         Series B Conversion Price....................    9
Expiration Date...........................    6         Series B Preferred Stock.....................    1
Fundamental Change........................    7         Series C Agreement...........................   18
Organic Change............................   15         Series C Conversion Price....................    9
Preferred Stock...........................    1         Series C Preferred Stock.....................    1
Qualified Public Offering.................   16         Share........................................    2
Redemption Price..........................    4         Threshold Amount.............................    5

         11.      Amendment and Waiver.

         No amendment, modification or waiver shall be binding or effective with respect to any provision of Section 1 through and including Section 12 hereof without the prior written consent of the holders of a majority of each series of the Preferred Stock outstanding at the time such action is taken, and no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained such prior written consent.

         12.      Notices.

         Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and
(ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

                                  ARTICLE FIVE

                  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification. The limitation of liability provided herein shall continue after a director has ceased to occupy such position as to acts or omissions occurring during such director's term of terms of office.

                                  ARTICLE SIX

                  A. The Corporation shall to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), indemnify and hold harmless any person who was or is a party, or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnitee") against expenses, liabilities and losses (including attorneys' fees, judgments, fines, excise taxes or penalties paid in connection with the Employee Retirement Income Security Act of 1974, as amended, and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that except as provided in this subparagraph with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding or part thereof was authorized by the board of directors of this Corporation.

                  B. The right to indemnification conferred in Subparagraph A of this Article shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an Indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is not further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Subparagraph B or otherwise. The rights to indemnification and to the advancement of expenses conferred in this Article shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators.

                  C. If a claim under either Subparagraph A or B of this Article is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty
(20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses under this section or otherwise shall be on the Corporation.

                  D. The rights to indemnification and advancement of expenses conferred in this Article shall not be exclusive of any other rights which any person may


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
have or hereafter acquire under any statute, the Corporation's certificate of incorporation, as it may be amended or restated from time-to-time, any agreement, vote of stockholders or disinterested directors, or otherwise. No amendment or repeal of this Article shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

                  E. The Corporation shall have the power to purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan) against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. The Corporation may also create a trust fund, grant a security interest and/or use other means (including, but not limited to letters of credit, surety bonds and/or similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

                  F. For purposes of this Article, references to the "Corporation" shall include any subsidiary of this Corporation from and after the acquisition thereof by this Corporation, so that any person who is a director, officer, employee or agent of such subsidiary after the acquisition thereof by this Corporation shall stand in the same position under the provisions of this section as such person would have had such person served in such position for this Corporation.

                  G. The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

                                 ARTICLE SEVEN

                  The Corporation expressly denies the application of the Arizona Corporate Takeover Laws, Arizona Revised Statutes Sections 10-2701 et seq., or any successor thereto.

                                 ARTICLE EIGHT

                  The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the Delaware General Corporation Law.

                                  ARTICLE NINE

                  The Board of Directors of the Corporation shall have the power to adopt, amend, and repeal any or all of the Bylaws of the Corporation.


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
IN WITNESS WHEREOF, Integrated Information Systems, Inc. caused this Amended and Restated Certificate of Incorporation to be signed by the undersigned duly authorized officer who declares under penalty of perjury that the matters set forth in the foregoing Restated Certificate of Incorporation are true and correct to his knowledge.

Dated: January 13, 2000.

                                    INTEGRATED INFORMATION SYSTEMS, INC.


                                    By: /s/ James G. Garvey, Jr.
                                        ----------------------------------------
                                    Name: James G. Garvey, Jr.
                                          --------------------------------------
                                    Title: President and Chief Executive Officer
                                           -------------------------------------


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